UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Explanatory Note

EVO Transportation & Energy Services, Inc. (the “Company”) previously filed a Current Report on Form 8-K on June 7, 2018 (the “Original Form 8-K”) reporting its acquisition of all of the issued and outstanding shares of Thunder Ridge Transport, Inc., a Missouri corporation (“Thunder Ridge”). This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X. As such, this Amended Current Report on Form 8-K/A provides the financial information related to the Company’s acquisition of Thunder Ridge as required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Financial Statements of Business Acquired.

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THUNDER RIDGE TRANSPORT, INC.

Consolidated Financial Statements

and

Independent Auditors’ Report

December 31, 2017 and 2016

2

THUNDER RIDGE TRANSPORT, INC.

3

INDEPENDENT AUDITORS’ REPORT

To the Members

Thunder Ridge Transport, Inc.

Springfield, Missouri

We have audited the accompanying consolidated financial statements of Thunder Ridge Transport, Inc. (the “Company”), which are comprised of the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, members’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

4

To the Members

Thunder Ridge Transport, Inc.

Page Two

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thunder Ridge Transport, Inc. as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EKS&H LLLP

Denver, Colorado

August 17, 2018

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THUNDER RIDGE TRANSPORT, INC.

Consolidated Balance Sheets

	December 31,
	2017	2016
Assets
Current assets
Cash	$655,155	$469,816
Accounts receivable, net	756,886	430,032
Prepaid expenses	215,285	192,160
Total current assets	1,627,326	1,092,008
Non-current assets
Property and equipment, net	352,212	471,426
Deposits	75,837	7,000
Total non-current assets	428,049	478,426
Total assets	$2,055,375	$1,570,434

Liabilities and Members’ Deficit
Current liabilities
Accounts payable and accrued liabilities	$2,217,772	$1,395,173
Lines-of-credit	521,864	524,750
Due to member	19,000	-
Current portion of long-term debt	90,775	118,277
Total current liabilities	2,849,411	2,038,200
Non-current liabilities
Long-term debt, less current portion	144,970	235,745
Fuel advance	1,000,000	-
Total non-current liabilities	1,144,970	235,745
Total liabilities	3,994,381	2,273,945

Commitments and contingencies

Members’ deficit
Members’ activity	(228,195)	(55,810)
Accumulated deficit	(1,710,811)	(647,701)
Total members’ deficit	(1,939,006)	(703,511)

Total liabilities and members’ deficit	$2,055,375	$1,570,434

See notes to consolidated financial statements.

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THUNDER RIDGE TRANSPORT, INC.

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2017	2016
Revenues	$17,348,940	$14,070,457
Cost of goods sold
Cost of labor	8,991,539	7,795,422
Truck and trailer operating	4,389,785	3,091,164
Truck and trailer leasing	3,285,713	2,435,887
Truck and trailer maintenance	565,158	505,390
Total cost of goods sold	17,232,195	13,827,863

Gross profit	116,745	242,594

Operating expenses
Administrative personnel	533,774	506,318
General and administrative	213,481	170,161
Professional fees	172,809	235,560
Facility	104,381	138,021
Depreciation	104,045	112,365
Bad debt expense	36,000	-
Total operating expenses	1,164,490	1,162,425
Other (expense) income
Interest expense	(106,858)	(32,867)
(Loss) gain on disposal of assets	(1,321)	1,670
Other	92,814	-
Total other expense	(15,365)	(31,197)
Net loss	$(1,063,110)	$(951,028)

See notes to consolidated financial statements.

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THUNDER RIDGE TRANSPORT, INC.

Statement of Changes in Members’ Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

	Members’	Retained Earnings (Accumulated	Total Members’ Equity
	Activity	Deficit)	(Deficit)
Balance - December 31, 2015 (unaudited)	$115,866	$303,327	$419,193
Members’ distributions	(171,676)	-	(171,676)
Net loss	-	(951,028)	(951,028)
Balance - December 31, 2016	(55,810)	(647,701)	(703,511)
Members’ distributions	(172,385)	-	(172,385)
Net loss	-	(1,063,110)	(1,063,110)
Balance - December 31, 2017	$(228,195)	$(1,710,811)	$(1,939,006)

See notes to consolidated financial statements.

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THUNDER RIDGE TRANSPORT, INC.

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(1,063,110)	$(951,028)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debt expense	36,000	-
Depreciation	104,045	112,365
Loss (gain) on disposal of assets	1,321	(1,670)
Changes in assets and liabilities
Accounts receivable, net	(362,854)	497,371
Prepaid expenses	(23,125)	(58,830)
Deposits	(68,837)	(7,000)
Accounts payable and accrued liabilities	822,599	297,138
	509,149	839,374
Net cash used in operating activities	(553,961)	(111,654)

Cash flows from investing activities
Proceeds from sale of property and equipment	13,848	52,000
Purchases of property and equipment	-	(4,238)
Net cash provided by investing activities	13,848	47,762

Cash flows from financing activities
Lines-of-credit, net	(2,886)	524,750
Proceeds from member	19,000	-
Proceeds from long-term debt	306,500	-
Payments of long-term debt	(424,777)	(156,900)
Fuel advance	1,000,000	-
Members’ distributions	(172,385)	(171,676)
Net cash provided by financing activities	725,452	196,174

Net increase in cash	185,339	132,282
Cash - beginning of year	469,816	337,534
Cash - end of year	$655,155	$469,816

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2017 and 2016 was $106,136 and $32,867, respectively.

Supplemental disclosure of non-cash activity:

During the years ended December 31, 2017 and 2016, the Company purchased $0 and $175,095, respectively, of property and equipment through the issuance of debt.

See notes to consolidated financial statements.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Thunder Ridge Transport, Inc. (the “Company”) and its subsidiaries provide transportation services throughout the Midwest including operations in Missouri, Kansas, Iowa, Tennessee, New York, Pennsylvania, and Texas. The Company was founded in 2000, and its primary business is interstate highway contract routes operated for the United States Postal Service (“USPS”).

The Company competitively bids on transportation contracts that detail the movement of mail between processing facilities and to destination post offices. Customer contracts are long term in nature with four-year terms and often are renewed to the incumbent if appropriate service has been performed. Contracts are bid and performed in accordance with all contract requirements including but not limited to Service Contract Act requirements, Department of Transportation regulations (federal and state), and all other applicable local and state regulations.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Thunder Ridge Transport, Inc. and its subsidiary, Thunder Ridge Logistics, LLC. All intercompany accounts and transactions have been eliminated in consolidation, and there was no activity for Thunder Ridge Logistics, LLC for the years ending December 31, 2017 and 2016.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, depreciation, contingencies, and going concern. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance.

The Company has entered into an agreement with WEX Bank, Inc. (“WEX”) pursuant to which the Company factored a portion of its accounts receivable to WEX. This agreement allows the Company, from time to time, to pledge accounts receivable to WEX in an aggregate amount not to exceed $1,000,000. This agreement provides the Company an initial advance of 95% of the gross amount of each receivable pledged to WEX. Upon collection of the receivable, the Company receives an additional residual payment net of fixed and variable financing charges. The Company has $703,890 and $611,833, respectively, of its accounts receivable pledged to WEX that remained uncollected as of December 31, 2017 and 2016. These amounts are included on the consolidated balance sheets in the net accounts receivable balance.

Subsequent to year-end, the Company switched its factoring agreement to Transport Financial Solutions (“TFS”), which increased the Company’s factoring limit to $2,000,000.  TFS provides the Company an initial advance of 95% percent of the gross amount of each receivable pledged to TFS.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

During the years ended December 31, 2017 and 2016, one customer accounted for 100% of total revenues. At December 31, 2017 and 2016, the same customer accounted for 99% and 100%, respectively, of total accounts receivable.

The Company generated revenues from four different contract locations, which represent approximately 24%, 21%, 20%, and 12%, respectively, of total revenues for the year ended December 31, 2017.

The Company generated revenues from three different contract locations, which represent approximately 32%, 30%, and 20%, respectively, of total revenues for the year ended December 31, 2016.

During the year ended December 31, 2017, one vendor accounted for 16% of total expense and a different vendor accounted for 15% of total accounts payable.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk (continued)

During the year ended December 31, 2016, one vendor accounted for 17% of total expenses, and this same vendor accounted for 47% of total accounts payable. Further, two different additional vendors accounted for another 13% and 10%, respectively, of total accounts payable.

Subsequent to year-end, the contracted location that provided 20% of the Company’s revenue for the years endeng December 31, 2017 and 2016 had been canceled and given back to USPS due to negative margins being produced on the contract.

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist primarily of insurance, maintenance, and other expenses paid in advance.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from seven to ten years.

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment, and actual results may differ from assumed and estimated amounts.

No triggering events occurred during the years ended December 31, 2017 and 2016 that required an impairment analysis for long-lived assets; accordingly, no impairment loss was recorded.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Fuel Advance

The Company signed an agreement with Clean Energy on August 31, 2017, in which $1,000,000 was advanced and received by the Company in 2017. The advance bears interest at 8.5% and is collateralized by all Company assets. As the Company purchases fuel from a Clean Energy station, the Company reduces its fuel advance liability by $0.25 per gallon. Purchases made during 2017 were nominal.

Subsequent to year-end, this agreement was extended from December 31, 2018 to June 2021.

Members’ Equity

Profits, losses, and distributions are allocated to the members in accordance with the operating agreements.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded in the accompanying consolidated financial statements.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year. Interest and penalties, if applicable, are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of December 31, 2017 and 2016.

The Tax Cuts and Jobs Act (“Tax Act”) was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax (“AMT”) and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The Company does not expect the Tax Act to have a financial impact on it because, as an S corporation, it is not subject to federal income tax, and the tax effect of its activities accrues to the stockholders.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, receivables, prepaids, accounts payable, and accrued liabilities approximated fair value as of December 31, 2017 and 2016 because of the relatively short maturity of these instruments.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value Measurements

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

The Company recognizes revenue in accordance with the transportation contracts, which is when the mail is delivered to the USPS processing facilities and destination post offices.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2017 and 2016 was $30,195 and $7,665, respectively.

Subsequent Events

The Company has evaluated all subsequent events through the auditors’ report date, which is the date these consolidated financial statements were available to be issued. With the exception of those matters discussed below and in Notes 1, 4, 5, and 8, there were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

On June 1, 2018, the Company was acquired by EVO Transportation & Energy Services, Inc (“EVO”). The Company is now a wholly owned subsidiary of EVO.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for private companies with fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements. The Company is evaluating the potential impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which amended revenue recognition guidance to clarify the principles for recognizing revenue from contracts with customers. The guidance requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU No. 2014-09 is effective for annual reporting in fiscal years that begin after December 15, 2018. The Company is in the process of evaluating the impact that this new guidance will have on its consolidated financial statements.

Note 2 - Going Concern

The Company has incurred substantial losses in 2017 and 2016 of $1,063,110 and $951,028, respectively. For the years ended December 31, 2017 and 2016, the Company has continued to experience decreases in working capital of $1,222,085 and $946,192, respectively, and deficits in equity of $1,939,006 and $703,511, respectively.

The Company’s losses and deficits in working capital and equity, described above, raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result, should the Company be unable to continue as a going concern.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 3 - Balance Sheet Disclosures

Property and equipment are summarized as follows:

	December 31,
	2017	2016
Tractors and trailers	$581,042	$581,977
Vehicles	129,523	129,523
Furniture and equipment	14,281	51,902
	724,846	763,402
Less accumulated depreciation	(372,634)	(291,976)
	$352,212	$471,426

Depreciation expense for the years ended December 31, 2017 and 2016 was $104,045 and $112,365, respectively.

Accounts payable and accrued expenses consist of the following:

	December 31,
	2017	2016
Accounts payable	$1,204,371	$765,248
Accrued employee benefits	404,089	175,092
Accrued compensation	321,555	299,535
Accrued vacation	120,287	87,300
Accrued expenses	97,801	33,902
Accrued payroll taxes	68,947	34,096
Accrued interest	722	-
	$2,217,772	$1,395,173

Note 4 - Lines-of-Credit

For the years ended December 31, 2017 and 2016, the Company had three line-of-credit agreements with a bank that provided for a borrowing capacity of approximately $525,000. Amounts outstanding bear interest between 5.59% to 6.25% and are secured by equipment. One of the lines-of-credit had a maturity date in 2017, was not extended, and was subsequently paid off in February 2018. The remaining two lines-of-credits had the maturity dates extended from July 2018 to October 2018. As of December 31, 2017 and 2016, the Company had an outstanding balance of $521,864 and $524,750, respectively, on these lines-of-credit.

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 5 - Long-Term Debt

Long-term debt consists of:

	December 31,
	2017	2016
Note payable to a bank with interest at 4.85%. The note calls for monthly payments of $1,060 and matures January 2023. Collateralized by equipment.	$58,017	$66,841
Note payable to a bank with interest at 4.85%. The note calls for monthly payments of $716 and matures June 2020. Collateralized by equipment.	20,155	26,951
Note payable to a bank with interest at 2.99%. The note calls for monthly payments of $955 and matures November 2020. Collateralized by equipment.	31,035	41,397
Note payable to a bank with interest at 6.75%. The note calls for monthly payments of $4,345 and matures May 2020. Collateralized by equipment. This note was paid off in March 2018.	18,480	66,982
Note payable to a bank with interest at 6.92%. The note calls for monthly payments of $1,678 and matures September 2020. Collateralized by equipment.	50,305	66,357
Note payable to a bank with interest at 5.89%. The note calls for monthly payments of $1,432 and matures February 2018. Collateralized by equipment. This note was paid off in February 2018.	2,519	17,671
Note payable to a bank with interest at 4.97%. The note calls for monthly payments of $1,406 and matures June 2021. Collateralized by equipment.	55,234	67,823
	235,745	354,022
Less current portion	(90,775)	(118,277)
	$144,970	$235,745

Maturities of long-term obligations are as follows:

Year Ending December 31,
2018	$90,775
2019	69,780
2020	50,712
2021	17,338
2022	7,140
$235,745

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THUNDER RIDGE TRANSPORT, INC.

Notes to Consolidated Financial Statements

Note 6 - Commitments and Contingencies

Operating Leases

The Company leases equipment and vehicles under monthly and non-cancelable operating leases. Payments on these leases range from $50 and $3,000 and mature between 2018 and August 2024. Total rent expense for the years ended December 31, 2017 and 2016 was $3,405,925 and $2,461,756, respectively.

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2018	$1,759,142
2019	1,053,210
2020	573,065
2021	129,504
2022	67,680
Thereafter	106,408
$3,689,009

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 7 - Employee Benefit Plan

The Company maintains a Health, Welfare and Pension plan for eligible employees in accordance with the Department of Labor under the Service Contract Act. These payments are earned on all eligible hours up to the maximum of 40 hours per week and are determined on the hourly rates set by the Department of Labor depending on the employee’s work location and specific vehicle type. Employer contributions for the years ended December 31, 2017 and 2016 were $1,454,389 and $1,247,713, respectively. These amounts are included in cost of labor on the consolidated statements of operations.

In compliance with the U.S. Department of Labor Wage Determination, eligible employees are paid a minimum of 10 paid holidays per year.

Note 8 - Related Party Transactions

At December 31, 2017 and 2016, the Company had received advances from a member for $19,000 and $0, respectively. This advance was paid off in January 2018.

For the years ending December 31, 2017 and 2016, the Company made distributions of $172,385 and $171,676, respectively, to members in accordance with the operating agreements.

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THUNDER RIDGE TRANSPORT, INC.

Condensed Consolidated Financial Statements

March 31, 2018

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THUNDER RIDGE TRANSPORT, INC.

Table of Contents

Page

Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	21

Condensed Consolidated Statements of Operations	22

Condensed Consolidated Statements of Cash Flows	23

Notes to Condensed Consolidated Financial Statements	24

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THUNDER RIDGE TRANSPORT, INC.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash	$171,689	$655,155
Accounts receivable, net	922,105	756,886
Prepaid expenses	234,869	215,285
Total current assets	1,328,663	1,627,326
Non-current assets
Property and equipment, net	326,507	352,212
Deposits	202,325	75,837
Total non-current assets	528,832	428,049
Total assets	$1,857,495	$2,055,375
Liabilities and Members’ Deficit
Current liabilities
Accounts payable and accrued liabilities	$2,551,635	$2,217,772
Lines-of-credit	421,739	521,864
Due to member	-	19,000
Current portion of long-term debt	90,775	90,775
Total current liabilities	3,064,149	2,849,411
Non-current liabilities
Long-term debt, less current portion	106,603	144,970
Fuel advance	998,270	1,000,000
Total non-current liabilities	1,104,873	1,144,970
Total liabilities	4,169,022	3,994,381
Commitments and contingencies
Members’ deficit
Members’ activity	(276,437)	(228,195)
Accumulated deficit	(2,035,090)	(1,710,811)
Total members’ deficit	(2,311,527)	(1,939,006)
Total liabilities and members’ deficit	$1,857,495	$2,055,375

See notes to unaudited condensed consolidated financial statements.

21

THUNDER RIDGE TRANSPORT, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues	$6,297,144	$3,845,485
Cost of goods sold
Cost of labor	2,235,836	2,081,160
Truck and trailer operating	2,857,378	918,022
Truck and trailer leasing	986,827	732,340
Truck and trailer maintenance	101,381	106,745
Total cost of goods sold	6,181,422	3,838,267
Gross profit	115,722	7,218
Operating expenses
Administrative personnel	189,169	101,561
General and administrative	53,837	52,457
Professional fees	45,793	57,221
Facility	25,162	28,477
Depreciation	24,036	26,068
Bad debt expense	24,033	-
Total operating expenses	362,030	265,784
Other (expense) income
Interest expense	(71,699)	(37,267)
Gain on disposal of assets	3,330	-
Other	(9,602)	-
Total other expense	(77,971)	(37,267)
Net loss	$(324,279)	$(295,833)

See notes to unaudited condensed consolidated financial statements.

22

THUNDER RIDGE TRANSPORT, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(324,279)	$(295,833)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debt expense	24,033	-
Depreciation	24,036	26,068
Gain on disposal of assets	(3,330)	-
Changes in assets and liabilities
Accounts receivable, net	(189,252)	183,782
Prepaid expenses	(19,584)	(34,206)
Deposits	(126,488)	-
Accounts payable and accrued liabilities	333,863	(277,861)
	43,278	(102,217)
Net cash used in operating activities	(281,001)	(398,050)
Cash flows from investing activities
Proceeds from sale of property and equipment	4,999	-
Net cash provided by investing activities	4,999	-
Cash flows from financing activities
Lines-of-credit, net	(100,125)	(312)
Payments to member	(19,000)	-
Payments of long-term debt	(38,367)	(30,243)
Payment on fuel advance	(1,730)	-
Members’ distributions	(48,242)	(56,610)
Net cash used in financing activities	(207,464)	(87,165)
Net decrease in cash	(483,466)	(485,215)
Cash - beginning of year	655,155	469,816
Cash - end of year	$171,689	$(15,399)

Supplemental disclosure of cash flow information:

Cash paid for interest for the periods ended March 31, 2018 and 2017 was $28,318 and $37,267, respectively.

See notes to unaudited condensed consolidated financial statements.

23

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Thunder Ridge Transport, Inc. (the “Company”) and its subsidiaries provide transportation services throughout the Midwest including operations in Missouri, Kansas, Iowa, Tennessee, New York, Pennsylvania, and Texas. The Company was founded in 2000, and its primary business is interstate highway contract routes operated for the United States Postal Service (“USPS”).

The Company competitively bids on transportation contracts that detail the movement of mail between processing facilities and to destination post offices. Customer contracts are long term in nature with four-year terms and often are renewed to the incumbent if appropriate service has been performed. Contracts are bid and performed in accordance with all contract requirements including but not limited to Service Contract Act requirements, Department of Transportation regulations (federal and state), and all other applicable local and state regulations.

The condensed consolidated statements of operations, balance sheets, and statements of cash flows included in this report have been prepared by the Company. In our opinion, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at March 31, 2018 and results of operations and cash flows for all periods have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and notes thereto included in our Form 8K/A for the years ended December 31, 2017 and 2016. The results of operations for the period ended March 31, 2018 are not necessarily indicative of the operating results for the full year.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Thunder Ridge Transport, Inc. and its subsidiary, Thunder Ridge Logistics, LLC. All intercompany accounts and transactions have been eliminated in consolidation, and there was no activity for Thunder Ridge Logistics, LLC.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The condensed consolidated financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to the allowance for uncollectible accounts receivable, depreciation, contingencies, and going concern. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

24

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

For the year ended December 31, 2017, the Company had entered into an agreement with WEX Bank, Inc. (“WEX”) pursuant to which the Company factored a portion of its accounts receivable to WEX. This agreement allows the Company, from time to time, to pledge accounts receivable to WEX in an aggregate amount not to exceed $1,000,000. This agreement provided the Company an initial advance of 95% of the gross amount of each receivable pledged to WEX. Upon collection of the receivable, the Company receives an additional residual payment net of fixed and variable financing charges. The Company had $703,890 of its accounts receivable pledged to WEX that remained uncollected as of December 31, 2017. This amount is included on the condensed consolidated balance sheets in the net accounts receivable balance.

During January 2018, the Company switched its factoring services to Transport Financial Solutions (“TFS”), which increased the Company’s factoring limit to $2,000,000.  TFS provides the Company an initial advance of 95% percent of the gross amount of each receivable pledged to TFS. The Company had $1,313,013 of its accounts receivable pledged to TFS that remained uncollected as of March 31, 2018. This amount is included on the condensed consolidated balance sheets in the net accounts receivable balance.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

During the periods ended March 31, 2018 and 2017, one customer accounted for 100% of total revenues. For the periods ended March 31, 2018 and December 31, 2017, the same customer accounted for 98% and 100%, respectively, of total accounts receivable.

The Company generated revenues from four different locations, which represent approximately 34%, 17%, 14%, and 12%, respectively, of total revenues for the period ended March 31, 2018.

The Company generated revenues from four different locations, which represent approximately 27%, 23%, 21% and 13%, respectively, of total revenues for the period ended March 31, 2017.

During the period ended March 31, 2018, one vendor accounted for 12% of total expense and a different vendor accounted for 15% of total accounts payable.

During the period ended March 31, 2017, the same vendor accounted for 13% of total expenses.

For the period ended December 31, 2017, this same vendor accounted for 15% of total accounts payable.

Subsequent to period-end, the contracted location that provided 12% and 21% of the Company’s revenue for the periods ended March 31, 2018 and 2017, respectively, had been canceled and given back to USPS due to negative margins being produced on the contract.

25

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Fuel Advance

The Company signed an agreement with Clean Energy on August 31, 2017, in which $1,000,000 was advanced and received by the Company in 2017. The advance bears interest at 8.5% and is collateralized by all Company assets. As the Company purchases fuel from a Clean Energy station, the Company reduces its fuel advance liability by $0.25 per gallon. Purchases made during 2017 and the first quarter of 2018 were nominal.

Subsequent to period-end, this agreement was extended from December 31, 2018 to June 2021.

Members’ Equity

Profits, losses, and distributions are allocated to the members in accordance with the operating agreements.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded in the accompanying condensed consolidated financial statements.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year. Interest and penalties, if applicable, are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of March 31, 2018 and 2017.

The Tax Cuts and Jobs Act (“Tax Act”) was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax (“AMT”) and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The Company does not expect the Tax Act to have a financial impact on it because, as an S corporation, it is not subject to federal income tax, and the tax effect of its activities accrues to the stockholders.

26

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue in accordance with the transportation contracts, which is when the mail is delivered to the USPS processing facilities and destination post offices.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the periods ended March 31, 2018 and 2017 was $8,779 and $1,223, respectively.

Subsequent Events

The Company has evaluated all subsequent events through the issuance of these condensed consolidated financial statements, which is the date these condensed consolidated financial statements available to be issued. With the exception of those matters discussed below and in Notes 1 and 4, there were no material subsequent events that required recognition or additional disclosure in these condensed consolidated financial statements.

On June 1, 2018, the Company was acquired by EVO Transportation & Energy Services, Inc (“EVO”). The Company is now a wholly owned subsidiary of EVO.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for private companies with fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the condensed consolidated financial statements. The Company is evaluating the potential impact on its condensed consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which amended revenue recognition guidance to clarify the principles for recognizing revenue from contracts with customers. The guidance requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU No. 2014-09 is effective for annual reporting in fiscal years that begin after December 15, 2018. The Company is in the process of evaluating the impact that this new guidance will have on its condensed consolidated financial statements.

27

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 2 - Going Concern

The Company’s continued losses and deficits in working capital and equity raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 3 - Balance Sheet Disclosures

Property and equipment are summarized as follows:

	March 31,	December 31,
	2018	2017
	(Unaudited)
Tractors and trailers	$567,042	$581,042
Vehicles	129,523	129,523
Furniture and equipment	14,281	14,281
	710,846	724,846
Less accumulated depreciation	(384,339)	(372,634)
	$326,507	$352,212

Depreciation expense for the periods ended March 31, 2018 and 2017 was $24,036 and $26,068, respectively.

Accounts payable and accrued expenses consist of the following:

	March 31,	December 31,
	2018	2017
	(Unaudited)
Accounts payable	$902,140	$1,204,371
Accrued employee benefits	427,698	404,089
Accrued compensation	126,107	321,555
Accrued vacation	117,879	120,287
Accrued expenses	889,063	97,801
Accrued payroll taxes	44,645	68,947
Accrued interest	44,103	722
	$2,551,635	$2,217,772
28

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 4 - Lines-of-Credit

For the periods ended March 31, 2018 and December 31, 2017, the Company had two lines-of-credit agreements with a bank that provided for a borrowing capacity of approximately $425,000. Amounts outstanding bear interest between 5.59% to 6.25% and are secured by equipment. The two lines-of-credit had the maturity dates extended from July 2018 to October 2018. As of March 31, 2018 and December 31, 2017, the Company had an outstanding balance of $421,739 and $521,864, respectively, on these lines-of-credit.

Note 5 - Long-Term Debt

Long-term debt consists of:

	March 31,	December 31,
	2018	2017
	(Unaudited)
Note payable to a bank with interest at 4.85%. The note calls for monthly payments of $1,060 and matures January 2023. Collateralized by equipment.	$54,726	$58,017
Note payable to a bank with interest at 4.85%. The note calls for monthly payments of $716 and matures June 2020. Collateralized by equipment.	17,613	20,155
Note payable to a bank with interest at 2.99%. The note calls for monthly payments of $955 and matures November 2020. Collateralized by equipment.	28,396	31,035
Note payable to a bank with interest at 6.75%. The note calls for monthly payments of $4,345 and matures May 2020. Collateralized by equipment. This note was paid off in March 2018.	-	18,480
Note payable to a bank with interest at 6.92%. The note calls for monthly payments of $1,678 and matures September 2020. Collateralized by equipment.	46,116	50,305
Note payable to a bank with interest at 5.89%. The note calls for monthly payments of $1,432 and matures February 2018. Collateralized by equipment. This note was paid off in February 2018.	-	2,519
Note payable to a bank with interest at 4.97%. The note calls for monthly payments of $1,406 and matures June 2021. Collateralized by equipment.	50,527	55,234
	197,378	235,745
Less current portion	(90,775)	(90,775)
	$106,603	$144,970

29

THUNDER RIDGE TRANSPORT, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 5 - Long-Term Debt (continued)

Maturities of long-term obligations are as follows:

Period Ending March 31,
2019	$52,408
2020	69,780
2021	50,712
2022	17,338
2023	7,140
$197,378

Note 6 - Commitments and Contingencies

Operating Leases

The Company leases equipment and vehicles under monthly and non-cancelable operating leases. Payments on these leases range from $50 and $3,000 and mature between 2018 and August 2024. Total rent expense for the periods ended March 31, 2018 and 2017 was $1,022,706 and $758,629, respectively.

Future minimum lease payments under these leases are approximately as follows:

Periods Ending March 31,
2019	$1,319,357
2020	1,053,210
2021	573,065
2022	129,504
2023	67,680
Thereafter	106,408
$3,249,224

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

30

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the Unaudited Combined Statements of Operations for the twelve months ended December 31, 2017, have been prepared as if the Company had acquired Thunder Ridge as of January 1, 2017.

The transactions are more fully described in Note 1 hereto. The pro forma adjustments are based upon various estimates and assumptions that our management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The unaudited pro forma financial statements do not reflect any future operating efficiencies, associated cost savings or possible integration costs that may occur related to the combination of the Company and Thunder Ridge. The unaudited pro forma financial statements do not purport to reflect our results of operations or financial position that would have occurred had we operated as a public company or as a group of companies during the periods presented. The unaudited pro forma financial statements should not be relied upon as being indicative of our financial condition or results of operations had the transactions occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the Company appearing in the Company’s public filings available on www.sec.gov.and appearing elsewhere in this Current Report on Form 8-K and in our Current Report on Form 10-K filed April 17, 2018.

31

EVO Transportation and Energy Services, Inc.

Unaudited Pro forma Combined Balance Sheets

As of December 31, 2017

	EVO Transportation and Energy	Thunder Ridge Transportation,	Pro Forma
	Services	Inc.	Adjustments		Pro Forma

Assets

Current assets
Cash and cash equivalents	$83,867	$655,155	$-		$739,022
Accounts receivable, net	150,419	756,886	-		907,305
Alternative fuels tax credit receivable	648,029	-	-		648,029
Other assets	1,675	215,285	-		216,960
Total current assets	883,990	1,627,326	-		2,511,316

Non-current assets
Property, equipment and land, net	7,740,423	352,212	(34,299)	[a]	8,058,336
Assets available for sale	240,000	-	-		240,000
Intangibles	345,284	-	6,173,305	[b]	6,518,589
Deposits and other long-term assets	132,940	75,837			208,777
Total non-current assets	8,458,647	428,049	6,139,006		15,025,702

Total assets	$9,342,637	$2,055,375	$6,139,006		$17,537,018

Liabilities and Stockholders' Defect

Current liabilities
Line-of-credit	$-	$521,864	$-		$521,864
Accounts payable	1,784,049	1,204,371	-		2,988,420
Accounts payable - related party	409,838	-	-		409,838
Advances from stockholder	370,359	-	-		370,359
Accrued in interest - related party	927,421	-	-		927,421
Advances from member	-	19,000			19,000
Accrued expenses	1,168,721	1,013,401	-		2,182,122
Derivative liability	32,186	-	-		32,186
Promissory notes - stockholder	-	-	2,950,000	[c]	2,950,000
Subordinated convertible senior notes payable to stockholders	1,421,556	-	-		1,421,556
Working capital notes - related party	250,000	-	-		250,000
Current portion of long-term debt	1,093,691	90,775	-		1,184,466
Total current liabilities	7,457,821	2,849,411	2,950,000		13,257,232

Non-current liabilities
Long term subordinated convertible notes payable to stockholders	1,166,373	-	-		1,166,373
Convertible promissory notes - related parties, less unamortized discount of $4,257,358	5,680,147	-	-		5,680,147
Senior promissory note - related party	3,800,000	-	-		3,800,000
Promissory note - related party	4,000,000	-	-		4,000,000
Long term debt, less current portion	-	144,970	-		144,970
Fuel advance	-	1,000,000	-		1,000,000
Deferred rent	2,206	-	-		2,206
Derivative liability, less current portion	11,420	-	-		11,420
Total non-current liabilities	14,660,146	1,144,970	-		15,805,116
Total liabilities	22,117,967	3,994,381	2,950,000		29,062,348

Commitment and contingencies

Stockholders' deficit and members' deficit
Preferred stock, $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-	-		-
Common stock, $.0001 par value; 100,000,000 shares authorized; 429,308 (2017) shares issued and outstanding	43	-	500	[d]	543
Members' activity	-	(228,195)	228,195	[g]	-
Additional paid-in capital	1,299,980		1,249,500	[e]	2,559,705
	-	-	10,225	[f]	-
Accumulated deficit	(14,075,353)	(1,710,811)	1,710,811	[g]	(14,085,578)
			(10,225)	[h]
Total stockholders' deficit	(12,775,330)	(1,939,006)	3,189,006		(11,525,330)
Total liabilities and stock holders' deficit	$9,342,637	$2,055,375	$6,139,006		$17,537,018

32

EVO Transportation and Energy Services, Inc.

Unaudited Pro forma Combined Statements of Operation

For the Twelve Months Ended December 31, 2017

	EVO Transportation and Energy	Thunder Ridge Transportation,	Pro Forma
	Services	Inc.	Adjustments		Pro Forma
Revenue
CNG Sales	$1,968,563				$1,968,563
Federal alternative fuels tax credit	128,340				128,340
Trucking	-	17,348,940			17,348,940
Total revenue	2,096,903	17,348,940	-		19,445,843

Cost of sales
CNG cost of sales	1,499,876				1,499,876
Trucking cost of sales	-	17,232,195			17,232,195
Total cost of goods sold	1,499,876	17,232,195	-		18,732,071

Gross profit	597,027	116,745	-		713,772

Operating expenses
General and administrative	2,431,916	1,060,445			3,492,361
Impairment	4,906,217				4,906,217
Depreciation and amortization	711,076	104,045	(6,491)	[a]	808,630
Total operating expense	8,049,209	1,164,490	(6,491)		9,207,208

Other expense
Interest expense	(1,642,259)			[b]	(1,642,259)
Realized and unrealized gain on derivative liability, net	(60,246)				(60,246)
Warrant expense	(77,500)		(10,225)		(87,725)
Total other expense	(1,780,005)	-	(10,225)		(1,790,230)

Income tax expense
Deferred tax benefit	71,294				71,294

Net loss	$(9,160,893)	$(1,047,745)	$(16,716)		$(10,212,372)

Basic weighted average common shares outstanding	396,717	-	500,000	[c]	896,717
Basic loss per common share	$(23.09)				$(11.39)

Diluted weighted average common shares outstanding	396,171		500,000		896,171
Diluted loss per share	$(23.12)				$(11.40)

33

Note 1 – Basis of Pro Forma Presentation

For purposes of pro forma presentation, the acquisition date of Thunder Ridge Transport, Inc. (“Thunder Ridge”) from Billy (Trey) Peck Jr. (“Peck”), the following is assumed for each of the respective financial statements.

●	Unaudited Combined Statement of Operations for the twelve months ended December 31, 2017 – Acquisition Date January 1, 2017

●	Unaudited Combined Balance sheet as of December 31, 2017 - Acquisition date December 31, 2017

In conjunction with the acquisition of Thunder Ridge, the following equity and debt instruments were issued:

●

$2,500,000 stock holder promissory note, with interest at 6% and maturity the earlier of the earlier of:

(a) the date the Company raises $40,000,000 in public or private offerings of debt or equity;

(b) December 31, 2018; or

(c) termination of Peck’s employment with the Company by the Company without cause or by Peck for good reason.

●	The Company promised to pay $450,000 within ten business days following such time as the Company raises at least $40,000,000 in a public or private debt or equity offering. In addition, approximately $2.8 million of Thunder Ridge negative working capital remained outstanding following completion of the transactions contemplated by the Purchase Agreement.

If the Company fails to repay the amounts outstanding on the stock holder promissory note or the $450,000 on or before December 31, 2018, Thunder Ridge has the right to require the Company to return the Thunder Ridge Shares and effectively rescind the sale of the Thunder Ridge Shares to the Company.

34

●	Unregistered Sales of Equity Securities.

As additional consideration for the Thunder Ridge shares and pursuant to a subscription agreement with Peck, on June 1, 2018, the Company issued to Peck (a) 500,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and (b) the following warrants: (i) a warrant to purchase 333,333 shares of Common Stock at an exercise price of $3.00 per share (the “$3.00 Warrant”), (ii) a warrant to purchase 333,333 shares of Common Stock at an exercise price of $5.00 per share (the “$5.00 Warrant”), and (iii) a warrant to purchase 333,333 shares of Common Stock at an exercise price of $7.00 per share (the “$7.00 Warrant,” and together with the $3.00 Warrant and $5.00 Warrant, the “Warrants”). The Warrants are exercisable as follows: (a) for the $3.00 Warrant, for five years from the first anniversary of the date of issuance, (b) for the $5.00 Warrant, for five years from the second anniversary of the date of issuance, and (c) for the $7.00 Warrant, for five years from the third anniversary of the date of issuance.

For purposes of these unaudited pro forma condensed combined financial statements, it has been assumed that the stock holder promissory note and equity securities have been received as of the Acquisition Date.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities of the seller have been adjusted to their fair values as of December 31, 2017.

Fair Values as of December 31, 2017

Thunder Ridge Transport, Inc. tangible assets	$2,021,076
Thunder Ridge Transport, Inc. tangible liabilities	$3,994,381
Net tangible assets	$(1,973,305)

Goodwill and intangibles	$6,173,305

Stock holders’ promissory notes	$2,950,000

Common stock and warrants	$1,250,000

The difference between the fair market value of the net tangible assets and the consideration given have not been allocated between Identifiable intangible assets (non-compete agreement, trademarks and customer relationships) which are expected to be amortized over three (3) to ten (10) years and goodwill which in accordance with the ASC No. 805 Business Combinations will not be amortized but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. The identifiable intangible assets of the non-compete agreement, trademarks and customer relationships have not been separately identified as the information is incomplete at the time of this report. The identifiable intangible assets will be included in the Company’s Form 10-Q for the period ending September 30, 2018.

Acquisition related costs are estimated to be $90,000 for the year ended December 31, 2017.

Note 2 – Pro Forma Presentation Adjustments and Assumptions

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Combined Balance Sheet

[a] To eliminate seller’s fixed assets and related accumulated depreciation which was excluded from the Equity Purchase Agreement.

[b] To record identifiable intangible assets and goodwill associated with the acquisition of Thunder Ridge.

[c] To record the issuance of promissory notes to the seller.

[d] To record the issuance of 500,000 shares of common stock to the seller.

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[e] To record the additional paid in capital related to the issuance of 500,000 shares issued to the seller.

[f] To record 999,999 warrants valued using the Black Scholes Pricing Model issued to the seller.

[g] To eliminate seller’s portion of members’ deficit.

[h] To record 999,999 warrants valued using the Black Scholes Pricing Model issued to the seller.

Pro Forma Adjustments to the Combined Statements of Operations

[a] To reverse accumulated depreciation from fixed assets excluded from the Equity Purchase Agreement.

[b] The record 999,999 warrants valued using the Black Scholes Pricing Model issued to the seller.

[c] To record the issuance of 500,000 shares of common stock to the seller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2018	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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